AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of August 30, 2010, is entered into by and among Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company”), and J. Patrick Kenny (the “Employee”).

WHEREAS, the Company owes the Employee $640,101 in salary (the “Deferred Salary”);

WHEREAS, in payment of 90% of the Deferred Salary or ($576,091) the Company shall issue to the Employee; 576,091 shares of the Company’s Series C Preferred Stock.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1.           Issuance of Series C Preferred. In payment of the Deferred Salary, the Company shall concurrently with the execution of this Agreement issue the Employee 576,091 shares of the Company’s Series C Preferred Stock (the “Preferred Stock”).  The Employee hereby agrees that upon the issuance of the Preferred Stock, 90% of the Deferred Salary shall be paid in full and no longer due and owing.

2.           Conversion of Series C Preferred.  Notwithstanding anything to the contrary in the Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”), the Employee may not convert the shares of Preferred Stock into shares of Common Stock until six months from the date hereof.  Without limiting the generality of the foregoing, Employee acknowledges that the Company currently does not have enough shares of Common Stock to issue upon conversion of the Preferred Stock. Employee agrees that until such time as the Company has enough shares of Common Stock to issue upon conversion of the Series C Preferred, Employee will not be able to convert the Series C Preferred. The Series C Preferred are convertible in the manner (and subject to the terms) set forth in the Certificate of Designations.

3.           Employee’s  Representations and Warranties and Covenants.  Each Holder for itself and for no other Holders, hereby represents, warrants and covenants to the Company as follows:

(a)            No Registration. Such Holder understands that the Preferred Stock and shares issuable upon the conversion of the Preferred Shares (collectively the “Securities”) have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the accuracy of such Employee’s representations as expressed herein or otherwise made pursuant hereto.

(b)            Own Account.  Employee is acquiring the Securities for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Employee has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to such Employee  in violation of the Securities Act.

(c)            Investment Experience. Employee has knowledge, sophistication and experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that Employee  can protect its own interests. Such Employee has such knowledge and experience in financial and business matters so that such Employee is capable of evaluating the merits and risks of its investment in the Company.

(d)            Access to Information.  Employee and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company (other than materials that would constitute material non-public information) and any reasonably requested materials requested by the Employee.  Employee and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.

(e)            Accredited Investor.  Employee is an “accredited investor’ within the meaning of Regulation D, Rule 501, promulgated by the Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(f)             Authorization.

(i)           Employee has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof.  All action on the part of the Employee necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Employee’s obligations herein, has been taken.

(ii)           This Agreement, when executed and delivered by Employee, will constitute valid and legally binding obligations of the Employee, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(g)            Authorized Shares. Employee acknowledges that he is aware that the Company does not have enough authorized shares of its Common Stock.  Employee  agrees that he will not convert the Series C Preferred Stock until the Company has enough authorized shares of its Common Stock to issue upon conversion of the Series C Preferred Stock.

4.           Miscellaneous.

(a)           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

(b)           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(c)           This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

DRINKS AMERICAS HOLDINGS, LTD.

By: /s/ J. Patrick Kenny
Name: J. Patrick Kenny
Title: Chief Executive Officer

EMPLOYEE

/s/ J. Patrick Kenny